EXHIBIT 4.21

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO: (A) THE RESTRICTIONS SET FORTH HEREIN AND (B) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TRI-S SECURITY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

14% CONVERTIBLE PROMISSORY NOTE DUE 2010

No. 12162008-	Issue Date: December 16, 2008
Alpharetta, Georgia

Tri-S Security Corporation, a Georgia corporation (“Payor”), hereby promises to pay to                      and                      (together, “Holder”), at the address such Holder may from time to time designate in writing to Payor, the principal sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), together with interest thereon as provided herein, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in accordance with the terms and conditions of this promissory note (the “Note”).

1. Interest. The outstanding principal balance hereunder shall bear interest at a rate of 14% per annum from the date of issuance of this Note as indicated above (the “Issue Date”), computed on the basis of a 360-day year consisting of twelve 30-day months. All accrued interest under this Note shall be payable monthly on the last Trading Day (as hereinafter defined) of each month, commencing the month after the Issue Date. All payments made hereunder shall be applied first to accrued interest and thereafter to principal. For purposes of this Note, “Trading Day” means any day on which the shares of Payor’s common stock, par value $0.001 per share (the “Common Stock”), are purchased and sold on the principal securities exchange or market on which the Common Stock is then listed or traded.

2. Maturity Date. The outstanding principal balance hereunder and all unpaid, accrued interest thereon shall be payable on November 13, 2010 (the “Maturity Date”).

3. Conversion. Holder may elect to convert all, but not less than all, of the outstanding principal balance hereunder (the “Converted Amount”) into a number of shares of Common Stock (the “Conversion Shares”) equal to the quotient obtained by dividing the Converted Amount by the Conversion Price. For purposes of this Note, the “Conversion Price” shall equal $1.75 per share, subject to adjustment as set forth in Section 5 hereof.

4. Conversion Procedure.

(a) Holder shall exercise the conversion right set forth in Section 3 hereof by delivering to Payor this Note and a completed Notice of Conversion in the form attached hereto as Exhibit A (a “Conversion Notice”). No later than five Trading Days after Holder delivers to Payor the Conversion Notice, Payor shall issue to Holder a certificate or certificates representing the Conversion Shares into which the Converted Amount has been converted. Such conversion shall be deemed to have been effected as of the close of business on the date that this Note and the completed Conversion Notice are delivered to Payor, and Holder will be deemed to have become the holder of record of the Conversion Shares issuable pursuant to such notice on such date.

(b) Payor shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of the issuance or delivery of certificates representing the Conversion Shares in a name other than that of Holder.

(c) Upon conversion of this Note pursuant to Sections 3 and 4 hereof, Payor will take all such actions as are necessary in order to ensure that the Conversion Shares will be validly issued, fully paid and nonassessable.

(d) If Holder is required to make any governmental filings or to obtain any governmental approval in connection with the issuance or conversion of this Note, Payor will provide Holder with reasonable assistance in preparing such filings or obtaining such approval. Payor will make all filings Payor is required to make with the Securities and Exchange Commission (the “SEC”) and the applicable state securities commissions in connection with the issuance of this Note and the Conversion Shares.

(e) No fractional share of Common Stock or scrip representing any fractional share of Common Stock shall be issued upon the conversion of the Converted Amount. If the conversion of the Converted Amount results in a fraction, the number of shares of Common Stock to be issued to Holder shall be rounded up to the nearest whole share.

(f) Upon conversion of the entire outstanding principal balance hereunder and the payment of the accrued but unpaid interest due thereon, the rights of Holder with respect to this Note will cease.

5. Adjustment of Conversion Price. In the event that, after the Issue Date, Payor shall: (i) pay a dividend or make a distribution on the outstanding shares of Common Stock in Payor’s capital stock (which shall include any options, warrants or other rights to acquire capital stock), (ii) subdivide the outstanding shares of Common Stock into a larger number of shares, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of Payor’s capital stock in reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted so that, upon conversion of the Converted Amount, Holder shall be entitled to receive the number of Conversion Shares or other securities of Payor that Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above had the Converted Amount been converted immediately prior to the occurrence of such event. In the event that the outstanding shares of Common Stock are ever converted into a greater or lesser number of shares of another corporation or entity through a merger or similar transaction, a proportionate adjustment shall be made to the Conversion Price to account for such change. Payor shall give prompt written notice to Holder following the occurrence of any event which requires an adjustment to the Conversion Price pursuant to the terms hereof.

6. Limitations on Right to Convert. In no event shall Holder be permitted to convert the outstanding principal balance hereunder pursuant to Sections 3 and 4 hereof if, upon such conversion, the number of Conversion Shares to be issued pursuant to such conversion plus the number of shares of Common Stock beneficially owned by Holder would exceed 9.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of Payor and Holder that Holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of Holder to convert such excess principal amount at such time as such conversion will not violate the provisions of this Section 6. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. To the extent that the limitation contained in this Section 6 applies (and without limiting any rights Payor may otherwise have), Payor may rely on Holder’s determination of whether this Note is convertible pursuant to the terms hereof, Payor shall have no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by Holder shall be deemed to be Holder’s representation that this Note is convertible pursuant to the terms hereof.

7. Securities Laws; Share Legend. Holder, by acceptance of this Note, agrees that the Conversion Shares will be disposed of only in accordance with the Securities Act and the rules and regulations of the SEC promulgated thereunder. In addition to any other legend which Payor may deem advisable under the Securities Act and applicable state securities laws, all certificates representing the Conversion Shares (as well as any other securities issued hereunder in respect of any such shares) issued upon conversion of this Note shall be endorsed as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel (in form and substance reasonably satisfactory to Payor) selected by Holder of such certificate, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

8. Prepayment. Payor has the option to prepay all or any portion of the outstanding principal balance hereunder at any time, and from time to time, after the Issue Date with no prepayment penalty. Payor may exercise this right of prepayment by delivering to Holder a written notice (a “Prepayment Notice”) indicating the amount of the outstanding principal balance hereunder to be prepaid and the date on which Payor intends to make such prepayment, which date may be no earlier than 30 days after the Prepayment Notice is delivered to Holder.

9. Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Georgia.

10. Restrictions on Transfer. Holder, by acceptance of this Note, agrees and understands that: (i) this Note may not be transferred, sold pledged or hypothecated by Holder; and (ii) any attempted transfer, sale, pledge or hypothecation of this Note by Holder shall be void and of no effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Payor and Holder have duly executed and delivered this Note, or caused this Note to be duly executed and delivered, all as of the date first written above.

TRI-S SECURITY CORPORATION

By:
Name:
Title:

EXHIBIT A

NOTICE OF CONVERSION

TO: TRI-S SECURITY CORPORATION

(1) The undersigned hereby elects to convert the entire outstanding principal balance of that certain 14% Convertible Promissory Note due 2010, issued by Tri-S Security Corporation (the “Company”) to the undersigned (“the Note”), into              shares (the “Shares”) of the Company’s common stock, $.001 par value per share, pursuant to the terms of the Note.

(2) Please issue a certificate or certificates representing the Shares in the following name:

Name	Address

(3) The undersigned represents that: (i) the Shares are being acquired for the account of the undersigned for investment purposes only and not with a view to, or for resale in connection with, the distribution thereof, and the undersigned has no present intention of distributing or reselling the Shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding the undersigned’s investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business maters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act (which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein) and, because the Shares have not been registered under the Securities Act, they may not be sold or transferred by the undersigned unless so registered or an exemption from such registration is available and the Company has received an opinion to that effect from counsel reasonably satisfactory to the Company; (v) the undersigned is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act (the “Rule”) unless certain conditions are met and until the undersigned has held the Shares for the time period prescribed by the Rule and that among the conditions for use of the Rule is the availability to the public of current information about the Company; and (vi) the undersigned is an “accredited investor” as such term is defined in Rule 501 promulgated pursuant to the Securities Act.

Date:	[NAME OF UNDERSIGNED]

By:
Its: